UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2025

PRINCIPAL FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer
Identification Number)

711 High Street, Des Moines, Iowa 50392

(Address of principal executive offices)

(515) 247-5111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols(s)	Name of each exchange on which registered
Common Stock, par value $0.01	PFG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

      Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, in March 2018, Principal Financial Group, Inc. (the “Company”) raised $400,000,000 as a contingent liquidity funding arrangement through the issuance of 400,000 4.111% pre-capitalized trust securities redeemable February 15, 2028 (the “2028 P-Caps”) by High Street Funding Trust I, a Delaware statutory trust (the “Trust”). In connection with such issuance, the Company entered into the Put Option Agreement, dated as of March 15, 2018 (the “Put Option Agreement”), with Principal Financial Services, Inc., as the subsidiary guarantor, the Trust, The Bank of New York Mellon, as put option calculation agent, and The Bank of New York Mellon Trust Company, N.A., as notes trustee. The Put Option Agreement provides the Company with the right to require the Trust to purchase the Company’s 4.111% Senior Notes due 2028 (the “2028 Notes”) in exchange for the portfolio of principal and/or interest strips of U.S. Treasury securities held by the Trust (the “Eligible Assets”).

On February 26, 2025, the Company announced that, conditional upon the offering, sale and settlement of a new issuance of pre-capitalized trust securities with a maturity in 2055, it intends to (i) exercise its put option (the “2028 Put Option”) in full under the Put Option Agreement (the “2028 P-Caps Exercise”), (ii) issue $400,000,000 aggregate principal amount of its 2028 Notes to the Trust in exchange for the Eligible Assets, (iii) waive its right to repurchase the 2028 Notes and (iv) direct The Bank of New York Mellon to dissolve the Trust in accordance with its declaration of trust and deliver the 2028 Notes to the beneficial holders of the 2028 P-Caps pro rata in respect of each 2028 P-Cap. The Company intends to use the proceeds from the 2028 P-Caps Exercise to redeem or repay at or prior to maturity all $400,000,000 aggregate principal amount outstanding of its 3.400% Senior Notes which mature on May 15, 2025 (the “2025 Notes”), in accordance with the terms of the indenture governing the 2025 Notes.

This report is for informational purposes only and is not intended to and does not constitute an exercise of the 2028 Put Option, an offer to sell, or the solicitation of an offer to subscribe for or buy, any 2028 Notes, a notice of redemption for any 2025 Notes or an offer to sell, or the solicitation of an offer to subscribe for or buy, any pre-capitalized trust securities or other securities. There can be no assurances that the Company will complete any new issuance of pre-capitalized trust securities, exercise the 2028 Put Option, issue and deliver any 2028 Notes to the Trust, direct the dissolution of the Trust or delivery of the 2028 Notes to the beneficial owners of the 2028 P-Caps, or redeem any 2025 Notes prior to their maturity. Any exercise of the 2028 Put Option, issuance and delivery of 2028 Notes or redemption or repayment of the 2025 Notes will only be made pursuant to the terms of the Put Option Agreement and the indentures governing such notes. The offering and sale of the new issue of pre-capitalized trust securities will not be and have not been registered under the Securities Act of 1933, as amended, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Cautionary Statement Regarding Forward-Looking Statements

This report contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s intent to offer, sell and settle a new issuance of pre-capitalized trust securities, consummate the 2028 P-Caps Exercise, direct the dissolution of the Trust and issue and deliver 2028 Notes, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions. Forward-looking statements are made based upon the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such forward-looking statements are not guarantees of future performance and actual results may differ materially from the results anticipated in the forward-looking statements. The Company describes risks, uncertainties and factors that could cause or contribute to such material differences in its filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Note Concerning Forward-Looking Statements” sections in its Annual Report on Form 10-K for the year ended December 31, 2024, as updated or supplemented from time to time in subsequent filings. The Company assumes no obligation to update any forward-looking statement for any reason, which speaks as of its date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

Date: February 26, 2025	By:	/s/ Natalie Lamarque
	Name:	Natalie Lamarque
	Title:	Executive Vice President, General Counsel and Secretary